Exhibit 7.01

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13D with respect to the securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D.  In evidence thereof, the undersigned hereby execute this Agreement as of May 20, 2010.

SLS SPANSION HOLDINGS, LLC
By: Silver Lake Sumeru Fund, L.P., its managing member
By: Silver Lake Technology Associates Sumeru, L.P., its general partner

By:	/s/ Paul Mercadante
	Name:	Paul Mercadante
	Title:	Managing Director

SILVER LAKE SUMERU FUND, L.P.
By:	Silver Lake Technology Associates Sumeru, L.P., its general partner

By:	/s/ Paul Mercadante
	Name:	Paul Mercadante
	Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS SUMERU, L.P.
By:	Silver Lake Technology Associates Sumeru, L.P., its general partner

By:	/s/ Paul Mercadante
	Name:	Paul Mercadante
	Title:	Managing Director

SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU, L.P.

By:	/s/ Paul Mercadante
	Name:	Paul Mercadante
	Title:	Managing Director

SLTA SUMERU (GP), L.L.C.

By:	/s/ Ajay Shah
	Name:	Ajay Shah
	Title:	Managing Member

SL CAPITAL APPRECIATION FUND, L.L.C.

By:	/s/ Roger Wittlin
	Name:	Roger Wittlin
	Title:	Managing Director

SILVER LAKE GROUP, L.L.C.

By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	Managing Director and General Counsel

SILVER LAKE CREDIT FUND, L.P.
By:	Silver Lake Financial Associates, L.P., its general partner

By:	/s/ Roger Wittlin
	Name:	Roger Wittlin
	Title:	Managing Director

SILVER LAKE FINANCIAL ASSOCIATES, L.P.

By:	/s/ Roger Wittlin
	Name:	Roger Wittlin
	Title:	Managing Director

SLFA (GP), L.L.C.

By:	/s/ Roger Wittlin
	Name:	Roger Wittlin
	Title:	Managing Director